As filed with the Securities and Exchange Commission on October 11, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             ADEPT TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                California                                    94-2900635
       (State or Other Jurisdiction                        (I.R.S. Employer
    of Incorporation or Organization)                   Identification Number)

                              150 ROSE ORCHARD WAY
                               SAN JOSE, CA 95134
               (Address of Principal Executive Offices) (Zip Code)


                             2001 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                MICHAEL W. OVERBY
               VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                             ADEPT TECHNOLOGY, INC.
                              150 ROSE ORCHARD WAY
                               SAN JOSE, CA 95134
                     (Name and Address of Agent for Service)

                                 (408) 432-0888
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                              LAWRENCE CALOF, ESQ.
                           Gibson, Dunn & Crutcher LLP
                               1530 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 849-5300

========================================================================================================================
                                              CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                    PROPOSED
     TITLE OF SECURITIES           AMOUNT TO BE          PROPOSED MAXIMUM            MAXIMUM                 AMOUNT OF
       TO BE REGISTERED           REGISTERED (1)        OFFERING PRICE PER          AGGREGATE              REGISTRATION
                                                             SHARE(2)            OFFERING PRICE (2)           FEE (3)
------------------------------- -------------------- ------------------------- ---------------------- ------------------
Common Stock, no par value            2,600,000                $4.23                 $10,998,000             $2,750
=============================== ==================== ========================= ====================== ==================

(1)   Pursuant to Rule 416(a), also covers additional  securities that may be offered as a result of stock splits,  stock dividends or similar transactions.
(2)   Estimated solely for the purpose of determining the registration fee.
(3)   Calculated  pursuant  to Rule 457(h)  based upon the average of the high and low prices of the Common  Stock on the
      Nasdaq National Market on October 5, 2001 which was $4.23.
      ===================================================================================================================

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Adept Technology, Inc., a California corporation (the "Registrant" or the "Company"), relating to 2,600,000 shares of the Company's common stock, no par value (the "Common Stock"), to be issued under the Company's 2001 Stock Option Plan.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not filed as part of this  Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this  Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

         (ii) The Company's Current Reports on Form 8-K filed with the Commission on July 27, 2001, August 2, 2001 and October 10, 2001;

         (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

         (iv) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 31, 1995 pursuant to section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

         Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Exchange Act. The Registrant has entered into indemnification agreements with its directors and executive officers.

         At present,  there is no pending  litigation or proceeding  involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit No.                Description
-----------                -----------

     4.1                   2001 Stock Option Plan.

     5.1                   Legal Opinion of Gibson, Dunn & Crutcher LLP.

     23.1                  Consent of Gibson,  Dunn & Crutcher LLP (contained in
                           Exhibit 5.1).

     23.2                  Consent of Independent Auditors.

     24.1 Power of Attorney (contained on signature pages hereto).

ITEM 9.  UNDERTAKINGS.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i)  To  include  any  prospectus  required  by
                           section 10(a)(3) of the Securities Act;

                                 (ii) To reflect in the  prospectus any facts or
                           events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                 (iii)To include any material  information  with
                           respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 10th day of October, 2001.

                                          ADEPT TECHNOLOGY, INC.

                                          By: /s/ Michael W. Overby
                                             ------------------------
                                          Michael W. Overby
                                          Vice President, Finance and
                                          Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That each such person whose signature appears below constitutes and appoints, jointly and severally, Brian R. Carlisle and Michael W. Overby, the lawful attorneys-in- fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         NAME AND SIGNATURE                              TITLE                                    DATE

         /s/ Brian R. Carlisle                  Chairman of the Board and Chief              October 10, 2001
         ---------------------------            Executive Officer (Principal Executive
         Brian R. Carlisle                      Officer)

         /s/ Michael W. Overby                  Vice President, Finance and Chief            October 10, 2001
         ---------------------------            Financial Officer (Principal Financial
         Michael W. Overby                      Officer)


                                      II-5



         /s/ Bruce E. Shimano                   Vice President, Research and                 October 10, 2001
         ---------------------------            Development, Secretary and Director
         Bruce E. Shimano

         /s/ Ronald E.F. Codd                   Director                                     October 10, 2001
         ---------------------------
         Ronald E.F. Codd

         /s/ Michael P. Kelly                   Director                                     October 10, 2001
         ---------------------------
         Michael P. Kelly

         /s/ Cary R. Mock                       Director                                     October 10, 2001
         ------------------
         Cary R. Mock

         /s/ John E. Pomeroy                    Director                                     October 10, 2001
         ---------------------------
         John E. Pomeroy

                                INDEX TO EXHIBITS


Exhibit No.                Description
-----------                -----------

     4.1                   2001 Stock Option Plan.
     5.1                   Legal Opinion of Gibson, Dunn & Crutcher LLP.
     23.1                  Consent of Gibson,  Dunn & Crutcher LLP (contained in
                           Exhibit 5.1).
     23.2                  Consent of Independent Auditors
     24.1 Power of Attorney (contained on signature pages hereto).